CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this registration statement of our report dated October 24, 2001 on the financial statements for Pacific Intermedia, Inc. as of and for the year ended August 31, 2001, and to references to our firm as accounting and auditing experts in the prospectus.


Denver, Colorado
February 6, 2002


                                                         /s/ Comiskey & Company
                                                       PROFESSIONAL CORPORATION